SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2012

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Refusal to Stand for Re-Election

On April 30, 2012, James J. Wolff, a director of Colombia Energy Resources, Inc., a Delaware corporation, (the “Company”), informed the Board of Directors that, due to personal reasons, he would not stand for re-election at the Annual Shareholders’ Meeting of the Company to be held on May 8, 2012 (the “Annual Meeting”). Mr. Wolff’s duties as Chief Financial Officer of Bowie Resources, LLC, a coal mining company in Colorado, require his time and abilities rendering him unable to continue to satisfy his duties as a director of the Company. The Company thanks Mr. Wolff for his diligent fulfillment of his duties as director. Mr. Wolff will continue to serve as a director for the remainder of his current term, which is scheduled to expire on the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: May 1, 2012	By	/s/ Ronald G. Stovash
Ronald G. Stovash, Chief Executive Officer

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